UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

SUMMIT THERAPEUTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SUMMIT THERAPEUTICS INC.
One Broadway, 14th Floor,

Cambridge, Massachusetts 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on June 16, 2021

Dear Summit Therapeutics Inc. Stockholder:

You are cordially invited to attend our 2021 annual meeting of stockholders (the “Annual Meeting”), which will be held on June 16, 2021 at 1:00 p.m. Eastern Time. Due to the coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SMMT 2021. Please have your notice or proxy card in hand when you visit the website. During the Annual Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement:

1.       To elect five directors from the nominees named in the accompanying proxy statement to hold office until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.       To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.       To approve, by a non-binding advisory vote, the compensation of our named executive officers;

4.       To consider, by a non-binding advisory vote, the frequency of the advisory vote on the compensation of our named executive officers; and

5.       To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 28, 2021 as the record date for the Annual Meeting. Only stockholders of record on April 28, 2021 are entitled to notice of and to vote at the Annual Meeting. It is important that your shares are represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement.

Your vote must be received by 11:59 p.m. Eastern Time, on Tuesday, June 15, 2021. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement. This proxy statement is being mailed to stockholders on or about April 29, 2021.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of Summit Therapeutics Inc.

By Order of the Board of Directors,

/s/ Robert W. Duggan

Robert W. Duggan
Chief Executive Officer and Executive Chairman
Cambridge, Massachusetts
April 29, 2021

AUDIT COMMITTEE REPORT	41
OTHER INFORMATION	43
Stockholder Proposals	43
Stockholders Sharing the Same Address	43
Fiscal Year 2020 Annual Report and SEC Filings	44

SUMMIT THERAPEUTICS INC.
______________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on June 16, 2021
______________________

GENERAL INFORMATION

We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our 2021 annual meeting of stockholders (the “Annual Meeting”). Due to the continuing coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted virtually via live webcast by visiting www.virtualshareholdermeeting.com/SMMT 2021 on June 16, 2021 at 1:00 p.m. Eastern Time. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Summit,” or the “Company” refers to Summit Therapeutics Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about April 29, 2021. See the section titled, “Fiscal Year 2020 Annual Report and SEC Filings” for information on accessing our 2020 Annual Report to Stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Robert Duggan and Mahkam Zanganeh to serve as proxies for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

Proposal 1: To elect five directors from the nominees named in this Proxy Statement to hold office until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

Proposal 3: To approve, by a non-binding advisory vote, the compensation of our named executive officers;

Proposal 4: To consider, by a non-binding advisory vote, the frequency of the advisory vote on the compensation of our named executive officers; and

Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the election of the five directors nominated by our Board of Directors and named in this proxy statement;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	“FOR” the approval of the compensation of our named executive officers; and
•	For an annual non-binding advisory vote on the compensation of our named executive officers.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 28, 2021, which we refer to as the record date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

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A complete list of these stockholders will be available at www.virtualshareholdermeeting.com/SMMT 2021 for ten days prior to the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a holder of our common stock as of the close of business on April 28, 2021 or if you hold a valid proxy for the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your notice or proxy card. The live webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.

How do I ask questions during the Annual Meeting?

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it been held in a physical location. If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/SMMT 2021 and enter your 16- digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

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How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SMMT 2021.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:

•	By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•	By telephone or via the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. We recommend that you have your proxy card in hand when voting by telephone or via the Internet. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on June 15, 2021.
•	Attend the Annual Meeting. You may vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/SMMT 2021. Please have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Whether or not you plan to attend the Annual Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name”.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

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Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;
•	entering a new vote by telephone or via the Internet by 11:59 p.m. Eastern Time on June 15, 2021;
•	delivering a written revocation to our Chief Financial Officer at Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142 by 5:00 p.m. Eastern Time on June 15, 2021; or
•	following the instructions at www.virtualshareholdermeeting.com/SMMT 2021.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions on changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of the five directors nominated by our Board of Directors and named in this Proxy Statement for a one-year term and until their successors are duly elected;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers;
•	For an annual non-binding advisory vote on the compensation of our named executive officers; and
•	In the discretion of the named proxies regarding any other matters properly presented for vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters such as Proposal 1 absent direction from you. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposals 1, 3 or 4.

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What constitutes a quorum, and why is a quorum required?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our Bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of the close of business on the record date of April 28, 2021, we had 82,926,705 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 41,463,353 shares of common stock must be represented at the Annual Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals 1 or 4) or the approval of a majority of the votes present, entitled to vote and voting affirmatively or negatively on the proposal (Proposals 2 or 3).

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of directors	Plurality of votes cast	No
Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	Yes
Proposal 3: Non-binding advisory vote to approve the compensation of named executive officers	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	No
Proposal 4: Non-binding advisory vote to determine the frequency of holding an advisory vote on the compensation of named executive officers	Plurality of votes cast	No

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With respect to Proposal 1, you may vote FOR or AGAINST any of the nominees for election as a director, or you may ABSTAIN from voting on any nominee. The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of FOR votes are elected as directors. As a result, any shares not voted FOR a particular nominee (whether as a result of a vote AGAINST, a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 2 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).

With respect to Proposal 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 3 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).

With respect to Proposal 4, you may vote for the holding of an advisory vote on the compensation of named executive officers every ONE, TWO or THREE years, or ABSTAIN. “Plurality” means that the year period receiving the largest number of votes will be deemed the non-binding advisory choice of stockholders. As a result, any shares not voted for a particular year period (whether as a result of a stockholder abstention or a broker non-vote) will not be counted and will have no effect on the outcome of the election.

Who will count the votes?

Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.

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Why hold a virtual Annual Meeting?

We decided to hold a virtual meeting this year because of the public health risks associated with gathering our management, directors and stockholders for an in-person meeting during the coronavirus (COVID-19) outbreak. We believe this format will also allow for greater participation of our stockholders, particularly since our stockholders’ travel may be restricted due to COVID-19. Furthermore, our stockholders will be able to maintain the same rights and opportunities as they would have at an in-person meeting since they will have the opportunity to ask questions online.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the Annual Meeting.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.

Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@summitplc.com or Investor Relations, Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Beneficial owners may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals for 2022 Annual Meeting

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The submission deadline for stockholder proposals to be included in our proxy materials for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is December 30, 2021 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2022 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2022 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2022 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date of our 2021 annual meeting of stockholders. However, if the 2022 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2021 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2022 annual meeting of stockholders, or (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or the day of public disclosure of the date of such annual meeting, whichever first occurs. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

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CORPORATE GOVERNANCE

Overview

Our Board of Directors oversees our Chief Executive Officer and other senior management in the competent and ethical operation of our business and affairs and assures that the long-term interests of the stockholders are being served. Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of our Board of Directors and management and improves our standing in our industry.

Board Leadership Structure

Our Board of Directors believes that the roles of Chairman and Chief Executive Officer may be filled by the same or different individuals. This allows our Board of Directors to have the flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and our Board of Directors’ assessment of our leadership from time to time. Our Board of Directors also believes that combining the role of Chairman and Chief Executive Officer facilitates the strategic development of the Company and the flow of information between the Board and management. In our Board’s view, the Chief Executive Officer is best situated to serve as Chairman because of his familiarity with the Company’s business and industry and his insight into the strategies and policies to be discussed by the Board of Directors. At this time, our Board of Directors believes it is in the best interests of our Company and our stockholders for Robert W. Duggan to serve as our Chief Executive Officer and Chairman of the Board of Directors. The Chairman of the Board of Directors presides over all Board meetings and approves the agenda for meetings of the Board of Directors. He also works with the Board of Directors to drive decisions about particular strategies and policies.

The Board of Director’s Role in Risk Oversight

Our management has day-to-day responsibility for identifying risks facing us, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.

Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the independent auditor risks associated with our internal controls and procedures for financial reporting and the steps management has taken to monitor and mitigate those exposures; our Audit Committee also oversees the management of other risks, including those associated with credit risk. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans and practices. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and the composition and organization of the Board of Directors. Management and other employees report to the Board of Directors and/or relevant committee from time to time on risk-related issues.

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Director Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Mr. Soni, Mr. Erdtmann, and Ms. Mahatme, representing three of our five directors, is “independent” as that term is defined under the rules of The Nasdaq Stock Market and none of these directors has or has had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors also determined that Mr. Soni, Mr. Erdtmann and Ms. Mahatme, who comprise our Audit Committee, and Messrs. Soni and Erdtmann, who comprise our Compensation Committee and our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules, including Rule 10A-3 of the Exchange Act, and the rules of The Nasdaq Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has or has had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Under The Nasdaq Stock Market listing requirements, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” Because Mr. Duggan owns more than a majority of the voting power of our outstanding shares of common stock, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirements that:

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•	a majority of the board of directors consist of independent directors;
•	the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee's purpose and responsibilities;
•	the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and
•	director nominees either be selected, or recommended for board of directors' selection, either by “independent directors” as defined under the rules of Nasdaq constituting a majority of the board of director's "independent directors" in a vote in which only “independent directors” participate, or by a nominations committee comprised solely of “independent directors.”

We have in the past, and we expect in the future, to rely on the “controlled company” exemptions under The Nasdaq Stock Market listing requirements. For example, in the past, a majority of the members of our Board of Directors were not independent directors, and our Compensation Committee and Nominating and Corporate Governance Committee did not consist entirely of independent directors. Accordingly, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of The Nasdaq Stock Market.

Director Nominations

Candidates for nomination to our Board of Directors are selected by the Nominating and Corporate Governance Committee in accordance with the committee’s charter, and our Certificate of Incorporation and Bylaws. The Nominating and Corporate Governance Committee evaluates all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. Our Board of Directors has adopted Corporate Governance Guidelines and the Nominating and Corporate Governance Committee has adopted Policies and Procedures for Director Candidates which sets out, among other things, that the Nominating and Corporate Governance Committee considers factors such as character, integrity, judgment, diversity of experience (including age, gender, international background, race and professional experience), independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like. The Nominating and Corporate Governance Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: a reputation for integrity, honesty and adherence to high ethical standards; a demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; a commitment to understanding the Company and its industry; a commitment to regularly attend and participate in meetings of the Board and its committees; an interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, including stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders. Based on the Nominating and Corporate Governance Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.

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The Nominating and Corporate Governance Committee will consider director candidates who are proposed by our stockholders in accordance with our Bylaws, our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates and other procedures established from time to time by the Nominating and Corporate Governance Committee. If you would like the Nominating and Corporate Governance Committee to consider a prospective director candidate, please follow the procedures in our Bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Code of Business Conduct and Ethics

We have also adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Investors” section of our website, which is located at https://www.summittxinc.com/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K to be filed with the SEC.

Policy on Short Sales, Derivative Transactions and Hedging Transactions

The Company’s Insider Trading Policy prohibits any director or employee from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.

Communication with the Board of Directors

Any stockholder communication with our Board of Directors or individual directors should be directed to Summit Therapeutics Inc., c/o Corporate Secretary, One Broadway, 14th Floor, Cambridge, Massachusetts 02142. The Corporate Secretary will forward these communications, as appropriate, directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board and Committee Meetings

Our Board of Directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. During fiscal year 2020, our Board of Directors held 11 meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

The names of our director nominees and directors, their ages and certain other information about them are set forth below:

Name	Age	Position
Robert W. Duggan	77	Chief Executive Officer and Executive Chairman
Mahkam Zanganeh	50	Director and Chief Operating Officer
Rainer Erdtmann	57	Director
Ujwala Mahatme	56	Director
Manmeet S. Soni	43	Director

The principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board of Directors, are described below. There are no family relationships among any of our directors or executive officers.

Robert W. Duggan, age 77, has served as a member of our Board of Directors since December 2019, Executive Chairman since February 2020 and Chief Executive Officer since April 2020. Since 2016, Mr. Duggan has been Chief Executive Officer of Duggan Investments, Inc., a venture capital and public equity investment firm primarily focused on patient-friendly breakthrough solutions to complex diseases of aging.   From September 2007 through the acquisition by AbbVie Inc. in May 2015, Mr. Duggan was a member of the board of directors of Pharmacyclics, Inc., a patient-friendly, science-based, employee-driven developer of small-molecule medicines for the treatment of cancers.  Mr. Duggan was also the Chairman and Chief Executive Officer of Pharmacyclics from September 2008 to May 2015 as well as its largest investor.  From 1990 to 2003, Mr. Duggan was Chairman of the board of directors of Computer Motion, Inc. from 1997 to 2003, Mr. Duggan also served as Chief Executive Officer of Computer Motion.  In June 2003, Computer Motion merged with Intuitive Surgical Inc. Mr. Duggan has been a director and the chairman of the board of directors of Pulse Biosciences, Inc. since November 2017. From 2003 to 2011, Mr. Duggan served on the board of directors of Intuitive Surgical.   Mr. Duggan received a U.S. Congressman’s Medal of Merit from Ron Paul in 1985 and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac of France.  He is a member of the University of California at Santa Barbara Foundation board of trustees.

Mr. Duggan was appointed as a director because of his significant combined service as Chief Executive Officer of an innovative biopharmaceutical company and career spanning over 30 years as a venture investor and advisor for a broad range of companies, and extensive expertise in vision, strategic development, planning, finance and management.

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Mahkam “Maky” Zanganeh, age 50, has served as a member of our Board of Directors and Chief Operating Officer since November 2020. Dr. Zanganeh is currently Founder, Chief Executive Officer and Director of Maky Zanganeh and Associates, an executive management and consulting firm founded in 2015. Previously, from August 2012 to September 2015, she served as the Chief Operating Officer of Pharmacyclics Inc. She also served as Chief of Staff and Chief Business Officer of Pharmacyclics from December 2011 to July 2012 and Vice President, Business Development from August 2008 to November 2011. Prior to joining Pharmacyclics Inc., Dr. Zanganeh served as President Director General (2007-2008) for the French government bio-cluster project initiative in France, establishing alliances and developing small life science businesses regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates. Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998-2002) for Computer Motion Inc. Dr. Zanganeh has been a director of the board of directors of Pulse Biosciences, Inc. since February 2017. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France.

Dr. Zanganeh was appointed as a director because of her years of executive and operational experience in the life sciences industry.

Rainer Erdtmann, age 57, has served as a member of our Board of Directors since April 2020. Mr. Erdtmann is currently a Portfolio Manager and General Partner at Point Sur Investors, a biotech focused investment fund, a role he has held since January 2016. He also serves as President and co-founder of Biomea Fusion, Inc., a precision oncology company, a position he has held since August 2017. Prior to Biomea Fusion, Inc., Mr. Erdtmann spent eight years at Pharmacyclics, Inc., most recently as the Executive Vice President of Corporate Affairs. He also served as a member of the board of directors of PolarityTE, Inc. from August 2018 until March 2020. He earned the Diplom Kaufmann degree with honors in finance and banking from the Westfaelische Wilhelms Universität of Muenster, Germany.

We believe Mr. Erdtmann is qualified to serve on our Board of Directors because of his extensive experience in the pharmaceutical and biotechnology industries and his finance and accounting background.

Ujwala Mahatme, age 56, has served as a member of our Board of Directors since July 2020. Currently, Ms. Mahatme serves as the Founder and Managing Partner of Mahatme Bitterman PLLC, a role she has held since 2002. Previously, Ms. Mahatme served as Counsel at Gibson, Dunn & Crutcher and Counsel and Associate at Pillsbury Winthrop Shaw Pittman LLP. She received her Bachelor of Commerce from Brihan Maharashtra College of Commerce, University of Poona, her Bachelor of Laws from ILS Law School, University of Poona, Master of Laws from the University of Cambridge and Master of Laws in Corporation Law from New York University.

We believe Ms. Mahatme is qualified to serve on our Board of Directors because of her expertise in corporate law and financing in the biotechnology sector.

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Manmeet Soni, age 43, has served as a member of our Board of Directors since December 2019.  Mr. Soni is currently the Chief Operating Officer, a position he has held since June 2020, and Chief Financial Officer, Executive Vice President of Reata Pharmaceuticals, Inc., a position he has held since August 2019, a pharmaceutical company focused on developing small molecule therapeutics for the treatment of severe life-threatening diseases.  Prior to joining Reata Pharmaceuticals, Mr. Soni was the Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals Inc. from May 2017 to August 2019.  From March 2016 to February 2017, Mr. Soni served as Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited.  Mr. Soni continued as an employee of ARIAD through May 2017.  Previously, he served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company, until its acquisition by AbbVie in May 2015, after which he supported AbbVie during the post-acquisition transition through September 2015.  He first joined Pharmacyclics in September 2012 as Corporate Controller and was promoted to serve as Principal Accounting and Financial Officer, Treasurer in August 2013, prior to being appointed as Chief Financial Officer and Treasurer in February 2014.  Prior to joining Pharmacyclics, Mr. Soni worked at Zeltiq Aesthetics Inc., a publicly held medical technology company as Corporate Controller.  Prior to Zeltiq, Mr. Soni worked at PricewaterhouseCoopers in the life science and venture capital group.  Prior to that, he worked at PricewaterhouseCoopers India providing audit and assurance services.  Mr. Soni has served as a member of the board of directors of Arena Pharmaceuticals, Inc. since December 2018 and Pulse Biosciences, Inc. since November 2017. Mr. Soni is a Certified Public Accountant and Chartered Accountant (India).

Mr. Soni was appointed as a director because of his extensive experience in the life sciences industry and his financial and accounting expertise.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee all operate under charters approved by our Board of Directors, which charters are available on the Investors page of our website at https://www.summittxinc.com under “Corporate Governance.” Our Board of Directors from time to time establishes additional committees to address specific needs.

The following table sets forth (i) the three standing committees of the Board of Directors, (ii) the current members of each committee, and (iii) the number of meetings held by each committee in fiscal year 2020:

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Name of Director	Audit	Compensation	Nominating and Corporate Governance
Robert W. Duggan
Mahkam Zanganeh
Rainer Erdtmann(1)	X	X	X (Chair)
Ujwala Mahatme(2)	X
Manmeet S. Soni(3)	X (Chair)	X (Chair)	X

Number of Meetings Held during 2020	6	2	1

_______________

(1)	Mr. Erdtmann was elected as a director on April 17, 2020. He was appointed as a member of the Audit Committee and Compensation Committee, and as chair of the Nominating and Corporate Governance Committee on such date in connection with his election.
(2)	Ms. Mahatme was elected as a director on July 13, 2020. She was appointed as a member of the Audit Committee on such date in connection with her election.
(3)	Mr. Soni was appointed as chair of the Audit Committee and Compensation Committee, and as a member of the Nominating and Corporate Governance Committee on April 17, 2020.

Our Corporate Governance Guidelines set out that all directors are expected to attend our annual meeting of stockholders. All of the current Board members who were members of the Board at our 2020 annual stockholder meeting attended such meeting.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from the such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	establishing policies regarding the receipt and retention of accounting related complaints and concerns;
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•	meeting independently with our internal auditing staff, if any, our registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Mr. Erdtmann, Mr. Soni, and Ms. Mahatme. Mr. Soni serves as our Audit Committee chair. Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Soni meets the financial literacy requirements under the rules of The Nasdaq Stock Market and the SEC and that he qualifies as Audit Committee financial expert as defined under SEC rules and regulations.

Compensation Committee

Our Compensation Committee oversees our corporate compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the Compensation Committee report required by SEC rules.

The members of our Compensation Committee are Mr. Erdtmann and Mr. Soni. Mr. Soni serves as our Compensation Committee chair. Our Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors’ committees;
•	reviewing and making recommendations to our Board of Directors with respect to our Board of Directors leadership structure;
•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•	developing and recommending to our Board of Directors corporate governance principles; and
•	overseeing an annual evaluation of our Board of Directors.

The members of our Nominating and Corporate Governance Committee are Mr. Erdtmann and Mr. Soni. Mr. Erdtmann serves as our Nominating and Corporate Governance Committee chair. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market.

Director Compensation

Employee directors are not compensated for Board of Directors services in addition to their regular employee compensation. For 2020, the non-employee members of the Board of Directors were compensated as follows:

Cash compensation: Each non-employee member of the Board received the following cash compensation (the “Retainer Cash Payments”):

(1)       an annual retainer for each member of the Board of $42,000 paid in equal quarterly installments;

(2)       the members of our Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive an additional annual retainer of $6,000 for their service on each committee; and

(3)       the Chair of the Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive annual retainers of $33,000, $12,000, and $12,000, respectively.

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We reimbursed our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Equity Compensation: Each new non-employee director received a stock option grant to purchase an amount of shares of the Company’s common stock equal to $90,000 on the grant date under the terms of the then in effect equity compensation plan. These initial awards vest in full on the one year anniversary of the grant date and have a strike price equal to the fair market value of the shares on the grant date.

The following table sets forth information concerning compensation paid or earned for services rendered to us by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2020. Compensation paid to Mr. Duggan and Dr. Zanganeh is included in the section entitled, “Executive Compensation” and excluded from the table below:

Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Total ($)
Rainer Erdtmann	46,525	475,772	522,297
Ujwala Mahatme	22,769	426,625	449,394
Manmeet S. Soni	90,566	55,942	146,508

_______________

(1)	Amounts shown represent the aggregate grant date fair value of the restricted stock units and option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.

The aggregate number of shares subject to stock options outstanding and exercisable at December 31, 2020 for each non-employee director is as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2020	Aggregate Number of Stock Options Exercisable as of December 31, 2020
Rainer Erdtmann	227,273	-
Ujwala Mahatme	213,340	13,340
Manmeet S. Soni	227,273	50,000

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors has nominated Robert W. Duggan, Mahkam Zanganeh, Rainer Erdtmann, Ujwala Mahatme and Manmeet S. Soni for election at the Annual Meeting to terms expiring at the 2021 annual meeting of stockholders. Please refer to “Board of Directors and Committees of the Board” section above for the nominees’ biographies.

The five nominees receiving the highest number of votes will be elected at the Annual Meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Summary information regarding our nominees is set forth below.

Name	Age	Position	Director Since
Robert W. Duggan	77	Chief Executive Officer & Chairman of the Board of Directors of Summit Therapeutics Inc.; Chief Executive Officer of Duggan Investments, Inc.	2019
Mahkam Zanganeh	50	Chief Operating Officer & Director of Summit Therapeutics Inc.; Founder and Chief Executive Officer of Maky Zanganeh and Associates	2020
Rainer Erdtmann	57	Founder and Managing Member, at Point Sur Investors; Founder and President of Biomea Fusion, Inc.	2020
Ujwala Mahatme	56	Founder and Managing Partner of Mahatme Bitterman PLLC	2020
Manmeet S. Soni	43	Chief Operating Officer & Chief Financial Officer and Executive Vice President of Reata Pharmaceuticals, Inc.	2019

There is no family relationship among any of the nominees, directors and/or any of our executive officers. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors, is provided in the “Board of Directors and Committees of the Board” section above. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election of all five nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the nominees unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
ALL FIVE NOMINEES TO SERVE AS OUR DIRECTORS

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2021 and recommends that stockholders vote in favor of the ratification of such appointment. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2020.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP representatives are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

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AUDITOR SERVICES AND FEES

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Auditor Fees

The following table sets forth the approximate aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the year ended December 31, 2020 and the eleven months ended December 31, 2019 (in thousands):

Fee Category	Year ended December 31, 2020	Eleven months ended December 31, 2019
Audit Fees	$515	$334
Audit-related Fees	629	427
Tax Fees	—	48
All Other Fees	3	28
Total	$1,147	$837

Audit Fees: Audit fees consisted of professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees: For the year ended December 31, 2020 and eleven months ended December 31, 2019, audit-related fees relate to the review of quarterly information, services provided in relation to SEC filings, and accounting advice, in connection with the Redomiciliation Transaction.

Tax Fees: For the eleven months ended December 31, 2019, tax fees relate to the aggregated fees for services rendered on tax compliance, tax advice and tax planning.

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All Other Fees: For the year ended December 31, 2020, this fee relates to access to a global accounting and business knowledge platform. For the eleven months ended December 31, 2019, these fees relate to a supply chain workshop and access to accounting guidance software.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Exchange Act to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” section of this proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of this proxy statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in such section when evaluating our approach to compensating our named executive officers.

Our Board of Directors and the Compensation Committee of our Board of Directors monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals we need to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has structured executive compensation in accordance with the following considerations (among others):

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at market levels for comparable companies.
•	Linking the vesting of most option awards to performance standards established by our Compensation Committee as described in the “Executive Compensation” section of this proxy statement.
•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders. Please refer to the “Executive Compensation” section of this proxy statement for a discussion of our Company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.

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The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Exchange Act to provide our stockholders with a vote, every six years, on how frequently we will hold a “Say-on-Pay” on compensation of our named executive officers in the future. We are seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of the advisory vote on the compensation of our named executive officers. Our stockholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

Our Board of Directors believes that it is appropriate and in the best interests of the our stockholders to hold the advisory vote on the compensation of our named executive officers annually. An annual advisory vote on the compensation of our named executive officers will provide our Board of Directors and the Compensation Committee with more direct input from stockholders on our executive compensation policies, practices and procedures. In addition, an annual advisory vote on the compensation of our named executive officers is consistent with our objectives of engaging in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

When voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders will not vote “for” or “against” the recommendation of our Board of Directors to hold the advisory vote annually. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter. Shares of common stock represented by executed, but unmarked, proxies will be voted for holding the advisory vote on the compensation of our named executive officers annually; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for any frequency unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such frequency. The particular frequency of the advisory vote on the compensation of our named executive officers receiving the greatest number of votes cast for such frequency will be considered by our Board of Directors as the stockholders’ recommendation as to the frequency of future stockholder advisory votes on the compensation of our named executive officers. However, the outcome of this vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers is advisory and not binding on us or our Board of Directors. Nevertheless, our Board of Directors will review and consider the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ANNUALLY.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Executive Officer or principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

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In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are presumed not to be related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the entity receiving payment under the transaction; and
•	a transaction that is specifically contemplated by provisions of our charter or Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Related Party Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Robert W. Duggan

On April 20, 2021, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Mr. Duggan, pursuant to which Mr. Duggan has loaned the Company $55 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $55 million (the “Note”). The Note accrues interest at a rate per annum equal to 150% of the applicable 10 Year US Treasury rate, as adjusted monthly (initially estimated to be approximately 2.4%). The Company may prepay any portion of the Note at its option without penalty. The Note will mature and become due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $55 million or (ii) 13 months from the date of issuance of the Note. It is anticipated that the Note will be repaid in connection with the consummation of the rights offering.

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On March 24, 2021, Mr. Duggan entered into a note purchase agreement pursuant to which he loaned the Company $55.0 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $55.0 million. The note accrues interest at a rate per annum equal to 150% of the applicable 10 Year US Treasury rate, as adjusted monthly. The rate is initially estimated to be approximately 2.4%. The Company may prepay any portion of the note at its option without penalty. The note will mature and become due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $55.0 million, or (ii) 13 months from the date of issuance of the note. On April 20, 2021 the note purchase agreement and note were rescinded and the note was repaid without interest or penalty pursuant to the terms of a rescission agreement by and between the Company and Mr. Duggan. The rescission agreement was effective and the repayment of the principal amount had been made prior to the entry into the Purchase Agreement described above.

On November 6, 2020, the Company completed a private placement with Mr. Duggan who subscribed for an aggregate of 14,071,856 shares of common stock, par value $0.01 per share at a price of $3.34 per common share of stock.

Transactions with Mahkam Zanganeh

On November 6, 2020, the Company completed a private placement with the Mahkam Zanganeh Revocable Trust which subscribed for an aggregate of 149,701 shares of common stock, par value $0.01 per share at a price of $3.34 per common share of stock. Dr. Zanganeh was appointed to the Board of Directors on November 11, 2020 and as Chief Operating Officer on November 22, 2020. As trustee of the Mahkam Zanganeh Revocable Trust, Dr. Zanganeh may be deemed to beneficially own the securities of the Company held by the Mahkam Zanganeh Revocable Trust.

In 2020, the Company had in place a consultancy agreement with Maky Zanganeh and Associates, Inc. (“MZA”) to provide support for clinical operation activities related to the ongoing global Phase 3 clinical trials of ridinilazole for the treatment of CDI, regulatory activities pertaining to a potential new drug application should the Phase 3 trials be successful and strategic planning support more generally for the ridinilazole program. Maky Zanganeh is the sole owner of MZA, and Dr. Elaine Stracker, who served for a period during fiscal year 2020 as a director of the Company and as the Company’s Interim Chief Operating Officer, was at the time the General Counsel and Senior Vice President for Corporate Development at MZA. The fees for such services under the consultancy agreement with MZA were $75,000 per month. In addition to such monthly fee, MZA was granted warrants over 3,358,732 shares of common stock with an exercise price of $1.44 per share, vesting on a quarterly basis over three years from the date of grant, subject to MZA’s provision of consultancy services to the Company during such period. During the period of MZA's engagement, $470,000 of consultancy fees were incurred by the Company and a warrant expense of $511,872 was recognized. The consultancy agreement with MZA was terminated by mutual agreement on June 30, 2020. The warrants granted to MZA were subsequently assigned to Dr. Zanganeh and Dr. Stracker. Dr. Zanganeh has vested warrants to purchase 489,815 shares of common stock which can be exercised through June 30, 2025.

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On March 26, 2021, Summit Therapeutics Sub Inc. entered into a Sublease with MZA for premises consisting of 4,500 square feet of space at 2882 Sand Hill Road, Menlo Park, CA (the “Sublease”). The Sublease runs until September 2022, with monthly rent payments to MZA of $57,960 in the first six months and $59,670 for the remainder of the term of the Sublease. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the rent payable by MZA to the third party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 28, 2021 with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled, “Summary Compensation Table” under the section entitled, “Executive Compensation”; and (iv) all directors and executive officers as a group. As of April 28, 2021, 82,926,705 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Name and address of beneficial owner	Number of Shares Owned (1)	Right to Acquire Shares (2)	Total Beneficial Ownership	Percent of Class (3)
5% Stockholders:
Robert W. Duggan (4)	56,296,533	3,985,055	60,281,588	69.36%
Mahkam Zanganeh(5)	4,358,783	1,124,499	5,483,282	6.52%
Polar Capital Holdings Plc(6)	5,613,853	186,147	5,800,000	6.98%

Named executive officers and directors:
Robert W. Duggan	56,296,533	3,985,055	60,281,588	69.36%
Mahkam Zanganeh	4,358,783	1,124,499	5,483,282	6.52%
Michael Donaldson(7)	—	116,868	116,868	*
Rainer Erdtmann(8)	—	77,273	77,273	*
Ujwala Mahatme(9)	—	13,340	13,340	*
Manmeet S. Soni(10)	—	77,273	77,273	*

All executive officers and directors as a group (7 people)	60,655,316	5,430,905	66,086,221	74.79%

_______________

(*)	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Excludes shares that may be acquired through the exercise of outstanding stock options or the vesting of restricted stock units or other equity awards.
(2)	Represents shares issuable within 60 days after April 28, 2021 upon vesting of restricted stock units or exercise of exercisable options and warrants; however, unless otherwise indicated, these shares do not include any equity awards awarded after April 28, 2021.
(3)	For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire within 60 days after April 28, 2021 are deemed to be outstanding when calculating the Percent of Class of such person or entity.
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(4)	This information is based upon a Schedule 13D/A filed by Mr. Duggan with the Securities and Exchange Commission on March 26, 2021. The 60,281,588 shares of common stock beneficially owned by Mr. Duggan includes (i) 56,296,533 shares of common stock and (ii) warrants to purchase 3,985,055 shares of common stock, which are exercisable until December 24, 2029.
(5)	This information is based upon a Schedule 13D/A filed by Dr. Zanganeh with the Securities and Exchange Commission on November 25, 2020. The 5,483,282 shares of common stock beneficially owned by Dr. Zanganeh includes (i) 4,358,783 shares of common stock, (ii) the exercise of warrants to purchase 1,121,176 shares of common stock, and (iii) options to purchase 3,323 shares of common stock exercisable beginning on December 31, 2020 and exercisable until November 11, 2030. All of the shares of common stock and warrants to purchase 631,362 shares of common stock (exercisable until December 24, 2029) are held by the Mahkam Zanganeh Revocable Trust and the Shaun Zanganeh Irrevocable Trust. The remaining warrants to purchase 489,814 shares of common stock (exercisable until June 30, 2025) are held individually by Mahkam Zanganeh. The options to purchase 3,323 shares of common stock are held individually by Dr. Zanganeh.
(6)	This information is based upon a Schedule 13G filed by Polar Capital Holdings Plc with the Securities and Exchange Commission on February 16, 2021.
(7)	Includes (i) 60,989 time-based options vested as of March 31, 2021 and (ii) 55,879 performance-based options vested as of March 31, 2021. This information is based on a Form 4 filed February 23, 2021, disclosing a total of 5,110 of the performance-based options were forfeited.
(8)	Includes (i) 50,000 options vested as of December 31, 2020 and (ii) an additional 27,273 options scheduled to vest on May 1, 2021.
(9)	Includes 13,340 options vested as of December 31, 2020.
(10)	Includes (i) 50,000 options vested as of December 23, 2020 and (ii) an additional 27,273 options scheduled to vest on May 1, 2021.

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EXECUTIVE OFFICERS

Biographical data for our current executive officers, including their ages as of December 31, 2020 is set forth below, except Mr. Duggan’s and Dr. Zanganeh’s biography, each of which are included under the heading, “Board of Directors and Committees of the Board” above.

Executive Officers

Michael Donaldson, age 44, has been our Chief Financial Officer since May 2020. Mr. Donaldson joined the Company from Goldfinch Bio, Inc., where he led finance and accounting as Vice President, Finance, and Corporate Controller. Previously, he served as Vice President, Finance, Corporate Controller and Assistant Treasurer at ARIAD Pharmaceuticals, Inc., which was acquired by Takeda in February 2017. Prior to that, he was the Corporate Controller for Hittite Microwave Corporation, which was acquired by Analog Devices in July 2014. Mr. Donaldson spent the first 11 years of his career at PricewaterhouseCoopers. He received his undergraduate degree in accounting and information systems from the University of Massachusetts and is a Certified Public Accountant in Massachusetts.

David Powell, age 52, has served as our Chief Scientific Officer since March 2020. Dr. Powell joined the Company from GlaxoSmithKline where he served as Director and Head of the Crick-GSK Biomedical LinkLabs, based at GSK’s UK R&D hub at Stevenage, UK, and The Francis Crick Institute in London. Dr. Powell held a number of positions of increasing seniority in his time at GSK. As part of his work there, he participated in antibiotic discovery, assay development, high throughput screening design and implementation, and lead optimization support. In his most recent role at GSK, he led a collaboration with the Crick Institute, in addition to providing support to GSK’s ‘Discovery Partnerships with Academia’ team which collaborated with academic groups in downstream drug discovery. He was awarded a BSc and MSc from the National University of Ireland Galway, before completing a PhD in biochemistry at Cardiff University.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Members of the Compensation Committee
Manmeet S. Soni (Chair)
Rainer (Ramses) Erdtmann

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers (NEOs). This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2020 were as follows, who are comprised of (1) our  principal executive officers in fiscal year 2020, (2) our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020, and (3) two former executive officers:

•	Robert W. Duggan, our chief executive officer and executive chairman;
•	Mahkam Zanganeh, our chief operating officer and a member of our Board of Directors;
•	Michael Donaldson, our chief financial officer;
•	Glyn Edwards, our former chief executive officer and a former member of the Board of Directors; and
•	Ventzislav Stefanov, our former executive vice president and president of Discuva and a former member of the Board of Directors;

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Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, our next two most highly compensated executive officers, who were serving as executive officers as of December 31, 2020, a former chief executive officer and a former executive vice president.

Name and principal position	Year		Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Robert W. Duggan,	2020		—	—	—	—		—
Chief Executive Officer and Executive Chairman (2)	2019		—	—	—	—		—

Michael Donaldson,	2020		206,731	79,859	665,220	9,608	(5)	961,418
Chief Financial Officer

Mahkam Zanganeh,	2020		49,615	—	476,316	1,381	(6)	527,312
Director and Chief Operating Officer (3)

Glyn Edwards,	2020		137,855	3,209	—	480,728	(7)	621,822
Former Chief Executive Officer and Director (4)	2019	(10)	378,149	2,552	459,301	31,906	(8)	871,908

Ventzislav Stefanov,	2020		290,718	—	277,508	106,597	(9)	674,823
Former Executive Vice President, President of Discuva and Director (4)

_____________

(1)	Amounts shown represent the aggregate grant date fair value of the restricted stock units and option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements. During the fiscal year ended December 31, 2020, certain named executive officers of the Company were granted performance-based options by the Company’s Compensation Committee, however, since performance criteria have not yet been set for certain tranches of these options, the fair value of such tranches is zero.
(2)	Mr. Duggan has declined any compensation from the Company.
(3)	Excludes all consideration paid to MZA for consulting services. See “Certain Relationships and Related Party Transactions” for the details of such consideration.
(4)	Officer was paid in either pound sterling or euros, compensation was translated into U.S. dollars using an average rate for the fiscal year.
(5)	Consists of the Company’s matching contributions under its 401(k) plan of $9,160 and insurance premiums paid by the Company of $449.
(6)	Consists only of directors fees. Dr. Zanganeh served as a non-executive director from November 11, 2020 until November 22, 2020.

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(7)	Consist of termination payments of $424,197, contributions to the pension scheme of $44,967, medical benefit paid by the Company of $3,733 and director fees of $7,831. Mr. Edwards served as a non-executive director from April 14, 2020 until June 17, 2020.
(8)	Consist of contributions to the pension scheme of $29,536 and medical benefit paid by the Company of $2,370.
(9)	Consists of relocation expenses paid by the Company of $70,681, contributions to the pension scheme of $14,081, medical benefit of $2,464 and director fees of $19,371. Dr. Stefanov served as a non-executive director from December 24, 2019 until April 16, 2020.
(10)	Represents the eleven months ended December 31, 2019, consistent with the comparative period presented in the Company’s Form 10-K filed on March 31, 2021 following the change in the Company’s fiscal year end from January 31 to December 31, commencing December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our principal executive officer, our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020, a former principal executive officer and a former executive vice president.

Outstanding Equity Awards at Fiscal Year-End

			Option Awards
			Number of securities underlying outstanding options
Name	Grant date		Exercisable	Unexercisable	Unexercisable and Unearned	Option exercise price ($/sh)	Option expiration date
Robert W. Duggan			—	—	—	—	—
Michael Donaldson	06/08/2020	(1)	42,239	257,761	—	$3.52	06/08/2030
	06/08/2020	(2)	—	—	300,000	$3.52	06/08/2030
Mahkam Zanganeh	11/11/2020	(3)	—	200,000	—	$3.71	11/11/2030
	11/11/2020		3,323	—	—	$3.71	11/11/2030
	11/22/2020	(4)	—	—	2,400,000	$4.40	11/22/2030
Glyn Edwards	05/10/2012		30,009	—	—	$3.90	06/18/2021
	01/31/2013		14,594	—	—	$1.30	06/18/2021
	12/18/2013		15,272	—	—	$1.30	06/18/2021
	06/23/2016		22,115	—	—	$0.07	06/18/2021
Ventzislav Stefanov	05/01/2020		27,273	—	—	$3.30	02/19/2021
	05/01/2020		96,824	—	—	$3.30	05/19/2021

_______________

(1)	23,489 and 18,750 options vested on September 30, 2020 and December 31, 2020 respectively. The remaining options vest 18,750 quarterly beginning March 31, 2020 until March 31, 2024 and then 14,011 on June 20, 2024.
(2)	42,239 options will vest subject to determination by the Board of the satisfaction of certain performance criteria with respect to 2020. The remaining options vest 18,750 quarterly beginning March 31, 2020 until March 31, 2024 and then 14,011 on June 20, 2024, subject to the satisfaction of certain performance criteria with respect to each quarterly period.
(3)	Options vest in four equal installments annually beginning November 11, 2021.
(4)	Options vest in four equal annual installments beginning November 22, 2021, subject to the satisfaction of certain performance criteria with respect to each annual period.
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Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End

Employment Agreement with Michael Donaldson

We entered into an employment agreement with Mr. Donaldson, our Chief Financial Officer, on May 21, 2020. The employment relationship between the Company and Mr. Donaldson is “at-will”, and the employment agreement has no specific term. Mr. Donaldson’s current annual base salary is $390,000 and he received a $50,000 signing bonus upon joining the Company. Mr. Donaldson was eligible for an annual target bonus in 2020 equal to 45% of his annual base salary, subject to achievement of performance objectives. Mr. Donaldson is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Mr. Donaldson’s employment agreement provides him the right to receive an option to purchase up to six hundred thousand (600,000) shares of our common stock, vesting quarterly over a four year period. Fifty percent (50%) of Mr. Donaldson’s options are subject to performance based vesting and fifty percent (50%) are subject to time based vesting. If Mr. Donaldson resigns his employment or is terminated for “cause” (as defined below) within the first twelve months of his employment, he shall be required to reimburse the Company for the entire signing bonus.

Pursuant to Mr. Donaldson’s employment agreement, upon the occurrence of a change of control (as defined below) of the Company or during the one (1) year period following such change of control, if Mr. Donaldson is terminated by the Company without “cause”, he shall be entitled to (i) immediate acceleration and vesting of options in the manner and to the extent such awards would vest under the terms of the individual award agreements and (ii) a lump-sum cash payment equal to six (6) months of his then-salary within twenty (20) business days following the closing of such change of control.

As defined in Mr. Donaldson’s employment agreement, “cause” means Mr. Donaldson’s (i) willful failure to perform the his duties and obligations in any material respect (other than any failure resulting from his disability), (ii) material violation of any written policy of the Company, (iii) intentional acts of dishonesty or willful misconduct with respect to the Company, (iv) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (v) commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (vi) repeated refusal to perform the reasonable and legal instructions of the Board, (vii) willful and material breach of the his obligations under any material agreement entered into between Mr. Donaldson and the Company or any of its affiliates.

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As defined in Mr. Donaldson’s employment agreement, a “change of control” means the occurrence of one of the following (through one or a series of related transactions): (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of more than 50% of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger or consolidation in which the corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

Employment Agreement with Mahkam Zanganeh

We entered into an employment agreement with Dr. Zanganeh, our Chief Operating Officer, on November 22, 2020. The employment relationship between the Company and Dr. Zanganeh is “at-will”, and the employment agreement has no specific term. Dr. Zanganeh’s current annual base salary is $450,000. Pursuant to her employment agreement, upon her appointment she received a grant of options to purchase 2,400,000 shares of our common stock, vesting in four equal annual installments, subject to the satisfaction of certain performance conditions. Dr. Zanganeh is eligible in 2021 for an annual target bonus equal to 45% of her annual base salary, subject to achievement of performance objectives. Dr. Zanganeh is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

During her term of service as an executive officer, Dr. Zanganeh will not receive compensation that would otherwise be owed to her in her capacity as a member of our Board of Directors.

Employment Agreement with Ventzislav Stefanov

Dr. Stefanov served as Executive Vice President of the Company and President of Discuva, and as a member of the Board until November 12, 2020 and continued to work with the Company through mid-December 2020 to facilitate the transition of his responsibilities as an officer.

We entered into a contract of employment with Dr. Stefanov on May 29, 2020. The contract of employment had no specific term and constituted at-will employment. Under Dr. Stefanov’s contract of employment, Dr. Stefanov’s annual base salary was $450,000 and he was eligible to receive a discretionary bonus in an amount up to forty-five percent (45%) of his annual base salary, payable in accordance with the Company’s normal payroll and pro-rated based on Dr. Stefanov’s start date for the calendar year 2020, subject to achievement of performance objectives. Dr. Stefanov’s contract of employment was terminated voluntarily by Dr. Stefanov.

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Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1)	9,262,391	$3.51	5,650,091
Equity compensation plans not approved by security holders (2)	559,787	$1.44	—

_______________

(1)	Includes the following plans: the 2020 Stock Incentive Plan (the “Stock Incentive Plan”), the 2020 Employee Stock Purchase Plan (the “ESPP”), the 2016 Long Term Incentive Plan (the “LTIP”) and the 2005 EMI Scheme Rules (the “EMI Plan” and together with the LTIP, the “Legacy Plans”). Our Stock Incentive Plan provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2021 fiscal year in an amount equal to the least of (i) 6,400,000 shares, (ii) 4% of the outstanding shares of our common stock as of such date, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2021, the number of shares available for issuance under the Stock Incentive Plan increased by 3,303,002 shares pursuant to these provisions. This increase is not reflected in the table above. Our ESPP provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2021 fiscal year in an amount equal to the least of (i) 1,600,000 shares, (ii) 1% of the outstanding shares of our common stock as of such date, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2021, the number of shares available for issuance under the ESPP increased by 825,751 shares pursuant to these provisions. In connection with the Redomiciliation Transaction, the Company assumed Old Summit’s obligations under our Legacy Plans and replaced all equity awards granted under the Legacy Plans with equivalent equity awards for our common stock.
(2)	Includes outstanding warrants granted to MZA for consultancy services provided by MZA to the Company pursuant to the Company’s consultancy agreement with MZA that was terminated by mutual agreement in June 2020.

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AUDIT COMMITTEE REPORT

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Our Audit Committee is composed of “independent” directors, as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on the Company’s website at https://www.summittxinc.com/.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent auditor’s qualifications and independence, the performance and scope of independent audit procedures performed on our financial statements and internal control, and management’s process for assessing the adequacy of our system of internal control. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and PricewaterhouseCoopers LLP, the independent auditors;
•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•	received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.

In addition, the Audit Committee has regularly met separately with management and with PricewaterhouseCoopers LLP, and further to the matters specified above, has discussed with PricewaterhouseCoopers LLP the overall scope, plans, and estimated costs of its audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

41

Members of the Audit Committee
Manmeet S. Soni (Chair)
Rainer Erdtmann

Ujwala Mahatme

42

OTHER INFORMATION

Stockholder Proposals

Stockholder Proposals for 2022 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 30, 2021 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2022 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2022 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2022 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting. However, if the 2022 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2021 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2022 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@summitplc.com or Investor Relations, Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

43

Fiscal Year 2020 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at https://www.summittxinc.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Summit Therapeutics Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

*     *     *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Cambridge, Massachusetts
April 2021

44

SUMMIT THERAPEUTICS INC.
ONE BROADWAY, 14TH FLOOR
CAMBRIDGE, MA 02142

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMMT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Summit Therapeutics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Summit Therapeutics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53972-P56797 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUMMIT THERAPEUTICS INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3 AND FOR "1 YEAR" IN ITEM 4.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

Nominees:

01) Robert W. Duggan
02) Mahkam Zanganeh
03) Manmeet Soni
04) Ramses Erdtmann
05) Ujwala Mahatme

Vote on Proposals

		1 Year	2 Years	3 Years	Abstain
4.	To recommend, by advisory vote, the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and for 1 YEAR in item 4 in accordance with the recommendations of the Company's Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D53973-P56797

SUMMIT THERAPEUTICS INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert W. Duggan and Mahkam Zanganeh, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Summit Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders be held at 1:00 p.m., Eastern Time on June 16, 2021, to be conducted virtually via live webcast at www.virtualshareholdermeeting.com/SMMT2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AND 1 YEAR ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE